                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                          \    \  OMB Number:      3235-0059  \
 DELETE IF NOT REQUIRED  -------------------   \  Expires: December 31, 1997  \
                                          /    \  Estimated average burden    \
                                               \  hours per response......89  \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         LINCOLN NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    [LOGO OF LINCOLN NATIONAL CORPORATION]

                          PHILADELPHIA, PENNSYLVANIA




                                April 10, 2000


Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation ("LNC") scheduled for Thursday, May 11, 2000, at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, Pennsylvania, at 10:00 a.m., local time. LNC's Board of Directors and Management look forward to greeting you.

The enclosed Notice of Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. Please review these documents carefully.

It is important that you vote your shares of LNC stock, either in person or by proxy. To assist you in voting your shares, LNC now offers, in addition to voting through the use of a proxy card, voting via telephone and over the Internet. If you are unable to attend, please sign, date and mail the enclosed proxy card in the envelope provided, or vote your shares in any other manner described in the enclosed proxy statement.

On behalf of the Board of Directors, thank you for your continued support.

                              Sincerely,

                              /s/ Jon A. Boscia
                              Jon A. Boscia
                              President and Chief Executive Officer

                         LINCOLN NATIONAL CORPORATION
                          PHILADELPHIA, PENNSYLVANIA



                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS



                                April 10, 2000

The Annual Meeting of Shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 11, 2000, at 10:00 a.m., local time, at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, Pennsylvania.

The items of business are:

        1.   to elect three directors for three-year terms expiring in 2003;

        2.   to vote on a shareholder proposal; and

        3. to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on March 17, 2000. Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) call the 800 toll-free number listed on the proxy card and vote your shares; (3) vote via the Internet as indicated on the proxy card; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

                            For the Board of Directors,


                            /s/ C. Suzanne Womack
                            C. Suzanne Womack
                            Secretary

                         LINCOLN NATIONAL CORPORATION
                        1500 MARKET STREET, SUITE 3900
                              CENTRE SQUARE WEST
                       PHILADELPHIA, PENNSYLVANIA 19102


                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                                 May 11, 2000

The Board of Directors (the "Board") of Lincoln National Corporation ("LNC" or the "Corporation") is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of LNC shareholders scheduled for May 11, 2000 (the "Annual Meeting"). The matters to be voted upon are set forth in the enclosed Notice of Annual Meeting of Shareholders (the "Notice").

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you execute the attached proxy card, the individuals designated on that card (Jon A. Boscia, Jill S. Ruckelshaus, and C. Suzanne Womack) will vote your shares according to your instructions. If any matter other than Item 1 or Item
2 listed in the Notice is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner they perceive to be in the best interests of the Corporation.

To assist you in deciding how to vote, this Proxy Statement includes narrative information about the Corporation, its officers and directors, nominees for director, and related matters. In addition, a Performance Graph showing the Corporation's performance over a five-year period is included on page 21. We have supplemented the narrative disclosure in this Proxy Statement with the following information, all of which is set forth in Tables A through G (beginning on page 26):

  Table     Name of Table or Graph
  -----     ----------------------

    A       Security Ownership of Directors, Nominees and Executive Officers
    B       Security Ownership of Certain Beneficial Owners
    C       Summary Compensation Table
    D       Long-Term Incentive Plans - Awards in Last Fiscal Year
    E       Option/SAR Grants in Last Fiscal Year
    F       Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
            Year-End Option/SAR Values
    G       Pension Table

Whenever we refer in this Proxy Statement to the "Annual Meeting," we are also referring to any meeting that results from an adjournment of the Annual Meeting. We are first mailing this Proxy Statement to our shareholders on or about April 10, 2000.

                            SOLICITATION OF PROXIES

INTRODUCTION

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Item 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more particular nominees.

If you sign a proxy card and deliver it to us, but then want to change your vote, you may revoke your proxy at any time prior to the Annual Meeting by sending us a written revocation or a new proxy, or by attending the Annual Meeting and voting your shares in person.

WHO MAY SOLICIT PROXIES

Directors, officers and employees of the Corporation and Corporate Investor Communications, Inc. ("CIC") may solicit proxies on behalf of the Board via mail, telephone, fax, and personal contact.

COSTS OF SOLICITING PROXIES

The Corporation will pay the cost of soliciting proxies. Directors, officers and employees of the Corporation will receive no additional compensation for soliciting proxies. The Corporation has retained CIC to assist in the solicitation process. The costs of retaining CIC are expected to be approximately $5,500, plus reimbursement of out-of-pocket expenses. The Corporation will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.


                                     VOTING

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

You may vote your shares at the Annual Meeting only if you were a shareholder of record at the close of business on March 17, 2000 (the "Record Date"). As of the Record Date, 193,056,986 shares of capital stock of the Corporation were issued, outstanding, and entitled to vote as follows: 193,028,279 shares of Common Stock and 28,707 shares of $3.00 Cumulative Convertible Preferred Stock, Series A (the "Preferred Stock"). You are entitled to one vote for each share of Common Stock and each share of Preferred Stock you own. The number of shares you own (and may vote) is listed on the proxy card.

HOW TO SUBMIT YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET

As an alternative to submitting your proxy by mail, you may submit your proxy with voting instructions, by telephone or through the Internet by following the instructions set forth on the enclosed proxy card and the accompanying information sheet. If you are a shareholder of record on the Record Date, you may call 1-800-652-8683 (1-201-324-0377, outside the U.S. and Canada) or visit the Web site listed on the enclosed proxy card and accompanying information sheet. If you hold your shares through a broker, nominee, fiduciary or other custodian, you should use the different toll-free telephone number and Web site address provided on the accompanying information sheet for such beneficial owners. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet.

INFORMATION FOR PARTICIPANTS IN CERTAIN PLANS

If you participate in the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan or The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan, the enclosed proxy card, when executed and returned by you, will instruct the trustees of your plan how to vote the shares of LNC Common Stock allocated to your account. If the Corporation's stock books contain identical account information regarding Common Stock that you own directly and Common Stock that you own through one or more of those plans, you will receive a single proxy card representing all shares owned by you. If you participate in an LNC plan and do not return a proxy card to the Corporation, the trustees of your plan will vote the shares in your account in proportion to shares held by your plan for which voting directions have been received.

If you own shares of the Corporation through an employee benefit plan other than those plans mentioned above, you should contact the administrator of your plan if you have questions regarding how to vote your shares.

QUORUM

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. ("Broker non-votes" are proxies returned by brokerage firms for which no voting instructions have been received from their principals.) Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

VOTES NECESSARY TO ADOPT PROPOSALS

A plurality of the votes cast is required for the election of directors (Item
1), which means that the three open director seats will be filled by the three director nominees receiving the highest number of votes. With respect to Item 2, and if any other matters are properly presented at the meeting (assuming a quorum exists with respect to such matter), a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions, broker non-votes and, with respect to the election of directors, instructions on a proxy card to withhold authority to vote for one or more of the director nominees will have no effect on the outcome of the relevant vote.

CERTAIN SHAREHOLDER-RELATED MATTERS

One shareholder proposal is included in this Proxy Statement. See "Item 2 - 2000 Shareholder Proposal" on page 22. For information regarding inclusion of shareholder proposals in future proxy statements, see "Shareholder Proposals" on page 24. If shareholders at the Annual Meeting approve the minutes of the 1999 annual meeting of shareholders, that approval will not constitute approval of the matters referred to in those minutes.


                         ITEM 1 - ELECTION OF DIRECTORS

There are currently no vacancies on the Board. We were saddened by the deaths of two directors during the past year, Harry L. Kavetas and Daniel R. Efroymson. Both of these directors made significant contributions to the Corporation and they will be missed. In addition, the Board accepted the resignation of Roel Pieper who likewise made valuable contributions. Effective December 8, 1999, the size of the Board was reduced to eight members. Effective January 13, 2000, the size of the Board was increased to nine members, and Ron J. Ponder was elected by the Board to fill the position created. As set forth below, Mr. Ponder is a nominee along with Ms. Lachman and Ms. Ruckelshaus for a term expiring in 2003. If you sign the enclosed proxy card and return it to the Corporation, your proxy will be voted for M. Leanne Lachman, Ron J. Ponder, and

Jill S. Ruckelshaus, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of those nominees.

All nominees are current directors of the Corporation and all have agreed to serve on the Board if they are elected. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies will be voted for the election of a qualified substitute nominee or else the size of the Board will be reduced.

More information concerning security ownership, compensation of officers and directors, performance of the Corporation, and other important matters are set forth below under "Additional Information" starting on page 8.


                      NOMINEES FOR TERMS EXPIRING IN 2003


---------------------------------------------------------------------------------------------------------
                           Nominated for a Term Expiring in May 2003
---------------------------------------------------------------------------------------------------------
[PHOTO OF M. LEANNE LACHMAN]  Principal Occupation:
M. Leanne Lachman             Principal of Lend Lease Real Estate Investments
Director since 1985           (a global investment manager with about $37 billion of real estate and
Age 57                        mortgages under management) [November 1999 - present]

                              Five Year Business History:
                              Managing Director of Boston Financial (a national real estate investment management firm) [January 1999 - November 1999]
                              Managing Director, Schroder Real Estate Associates (a national real estate investment management firm) [April 1987 - January 1999]
                              Managing Director, Schroder Mortgage Associates (a national commercial mortgage investment firm) [April 1993 - August 1998]

                              Other Directorships of Public Companies:
                              Liberty Property Trust [June 1994 - present]
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                          Nominated for a Term Expiring in May 2003
--------------------------------------------------------------------------------------------------------

[PHOTO OF RON J. PONDER]     Principal Occupation:
Ron J. Ponder                President of Cap Gemini Telecommunications
Director since 2000          (a telecommunications/internet consulting operation) [April 1999 -
Age 57                       present]

                             Five Year Business History:
                             President and Chief Executive Officer of Beechwood Data Systems (a
                             full-service consulting and systems development company) [November 1997
                             - April 1999]
                             Executive Vice President, Operations & Service Management of AT&T Corp.
                             (a telecommunications corporation) [August 1995 - November 1997]

                             Other Directorships of Public Companies:
                             Atlantic Health Systems [1995 to present]
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                          Nominated for a Term Expiring in May 2003
--------------------------------------------------------------------------------------------------------
[PHOTO OF JILL S. RUCKELSHAUS]    Principal Occupation:
Jill S. Ruckelshaus               Director of Costco, Inc.
Director since 1975               (a membership warehouse retailer) [January 1996 - present]
Age 63
                                  Five Year Business History:
                                  Director, Seattle First Bank Corporation [September 1977 - present]
                                  Consultant, William D. Ruckelshaus Associates (environmental consultants)  [January 1989 - January 1997]

                                  Other Directorships of Public Companies:
                                  None
--------------------------------------------------------------------------------------------------------



                       OTHER DIRECTORS OF THE CORPORATION

The identity of, and certain biographical information relating to, the directors of the Corporation who will continue in office after the Annual Meeting are set forth below.

--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2002
--------------------------------------------------------------------------------------------------------
[PHOTO OF J. PATRICK BARRET]      Principal Occupation and five year business history:
J. Patrick Barrett                President of Telergy Inc.
Director since 1990               (an applications infrastructure provider; serving the
Age 63                            telecommunications and energy industries) [April 1998 - present]
                                  Chairman and Chief Executive Officer of CARPAT Investments
                                  (a private investment company) [1987 - present]

                                  Other Directorships of Public Companies:
                                  Coyne International Enterprises Corporation [July 1998 - present]
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2002
--------------------------------------------------------------------------------------------------------
[PHOTO OF THOMAS D. BELL, JR.]   Principal Occupation:
Thomas D. Bell, Jr.              President and Chief Executive Officer of Young & Rubicam, Inc.
Director since 1988              (the parent company of international communications companies) [January
Age 50                           2000 - present]

                                 Five Year Business History:
                                 Chairman and Chief Executive Officer of Young & Rubicam Advertising (an
                                 advertising agency) [October 1998 - December 1999]
                                 President and Chief Executive Officer, Burson-Marsteller (a perception management firm) [May 1995 - October 1998]
                                 Chairman and Chief Executive Officer, Diversified Communications Group
                                 [November 1997 - October 1998]
                                 Vice-Chairman, Gulfstream Aerospace Corporation (a manufacturer of business aircraft) [March 1994 - May 1995]

                                 Other Directorships of Public Companies:
                                 Young & Rubicam, Inc. [May 1998 - present]
                                 Gulfstream Aerospace Corporation [October 1996 - October 1999]
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2001
--------------------------------------------------------------------------------------------------------
[PHOTO OF JON A. BOSCIA]         Principal Occupation :
Jon A. Boscia                    Chief Executive Officer of the Corporation [July 1998 - present]
Director since 1998              President of the Corporation [January 1998 - present]
Age 47
                                 Five Year Business History:
                                 President, The Lincoln National Life Insurance Company [December 1999 -
                                 present]
                                 President and Chief Executive Officer, The Lincoln National Life
                                 Insurance Company [October 1996 - January 1998]
                                 President and Chief Operating Officer, The Lincoln National Life
                                 Insurance Company [May 1994 - October 1996]
                                 President, Lincoln Investment Management, Inc. (a registered investment adviser) [July 1991 - May 1994]

                                 Other Directorships of Public Companies:
                                 None
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2001
--------------------------------------------------------------------------------------------------------
[PHOTO OF ERIC G. JOHNSON]      Principal Occupation :
Eric G. Johnson                 President and Chief Executive Officer of Baldwin Richardson Foods
Director since 1998             Company (a manufacturer of dessert products and liquid condiments for
Age 49                          retail and the food service industry) [December 1997 - present]

                                Five Year Business History:
                                President and Chief Executive Officer, Tri-Star Industries, Inc. (a
                                consumer/retail frozen dessert company) [March 1992 - December 1997]

                                Other Directorships of Public Companies:
                                None
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2001
--------------------------------------------------------------------------------------------------------
[PHOTO OF JOHN M. PIETRUSKI]    Principal Occupation  and Five Year Business History:
John M. Pietruski               Chairman of Texas Biotechnology Corporation
Director since 1989             (a research and development company) [May 1990 - present]
Age 67
                                Other Directorships of Public Companies:
                                Hershey Foods Corporation [April 1987 - present]
                                GPU, Inc. [January 1989 - present]
                                Professional Detailing, Inc. [1998 - present]
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                     Continuing in Office for a Term Expiring in May 2001
--------------------------------------------------------------------------------------------------------
[PHOTO OF GILBERT               Principal Occupation:
R. WHITAKER, JR.]               Dean and Professor of Business Economics, Jesse H. Jones Graduate
Gilbert R.                      School of Management, Rice University [July 1997 - present]
Whitaker, Jr.
Director since 1986             Five Year Business History:
Age 68                          Professor of Business Economics, School of Business Administration,
                                University of Michigan [January 1979 - July 1997]
                                Provost and Executive Vice President of Academic Affairs, University of
                                Michigan [September 1990 - August 1995]

                                Other Directorships of Public Companies:
                                Handleman Company [June 1990 - September 1999]
                                Structural Dynamics Research Corporation [July 1988 - present]
                                Johnson Controls, Inc. [January 1986 - present]
-------------------------------------------------------------------------------------------------------

                            ADDITIONAL INFORMATION

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The Corporation has two classes of equity securities: Common Stock and Preferred Stock. Table A on page 26 shows the number of shares of Common Stock and stock units (i.e., non-transferable accounting-entry "units," the value of which is the same as the value of the corresponding number of shares of Common Stock) beneficially owned by each director, nominee for director, and "Named Executive Officer," individually, and by all directors and executive officers as a group (in each case as of March 1, 2000). As of that date, none of the persons listed in that table owned more than 1% of the Corporation's issued and outstanding Common Stock, nor did any of those persons own any Preferred Stock.

Whenever we refer in this Proxy Statement to the "Named Executive Officers," we are referring to those executive officers of the Corporation that the Corporation is required to identify in the Summary Compensation Table (Table C) on page 28 and whose compensation is discussed in "Summary Annual and Long-Term Compensation" on page 16. Those individuals are: Jon A. Boscia, Gabriel L. Shaheen, Richard C. Vaughan, Jack D. Hunter, H. Thomas McMeekin, III, and Lawrence T. Rowland. For more information regarding those officers and their compensation, see Table C and "Summary Annual and Long-Term Compensation" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Table B on page 27 sets forth the names of persons known by the Corporation to own beneficially more than 5% of its Common Stock. Those stockholders include The Dai-ichi Mutual Life Insurance Company (7.0%), Capital Research and Management Company (6.1%), and Massachusetts Financial Services Company (5.4%). The Corporation knows of no one who beneficially owns more than 5% of its Preferred Stock.


                            THE BOARD OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

The members of the Board, their relevant term of office, and certain biographical information are set forth above under "Item 1 -- Election of Directors." Compensation of the Corporation's directors is discussed below under "Executive Compensation."

COMMITTEES

The Board currently has four standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee, and the Nominating and Governance Committee. A brief description of each committee is set forth below.

Audit Committee

The members of the Audit Committee are:

        J. Patrick Barrett (Chair)                  Eric G. Johnson
        Thomas D. Bell, Jr.                         Gilbert R. Whitaker, Jr.

Each of the foregoing individuals is a "Non-Employee Director" (i.e., not an officer or employee of the Corporation or its subsidiaries). The principal functions of the Audit Committee are to:

 .    provide advice to the Board of Directors in selecting, evaluating or replacing independent auditors
 .    ensure that the independent auditors prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Corporation and to discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the Corporation's independent auditors and to recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence
 .    review the fees charged by the independent auditors
 .    consult with management before the appointment or replacement of the
     General Auditor
 .    to receive from the General Auditor and review summaries of and, as appropriate, the significant reports to management prepared by the internal audit department and management's responses thereto, and also such other reports from the General Auditor as he or she deems necessary or desirable
 .    receive and review from management and the independent auditors a timely analysis of significant financial reporting issues and practices
 .    discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit
                                                -------------------------
     Committees
     ----------
 .    meet with management, the General Auditor and/or the independent auditors:
     - to review the respective annual audit plans of the independent auditors and internal auditors
     - to discuss the annual consolidated financial statements and the quarterly consolidated financial statements
     - to discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements
     - to discuss significant proposed or contemplated changes to the Corporation's accounting principles, policies, controls, procedures, practices, and auditing plans
     - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks
 .    obtain from the independent auditors assurance that the audit was conducted in a manner consistent with auditing standards generally accepted in the United States and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
 .    review policies and procedures with respect to officers' expense accounts and perquisites and the results of audits of these areas
 .    discuss with the General Counsel any significant legal matters that may have a material effect on the consolidated financial statements
 .    prepare any report, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement
 .    review and reassess the Audit Committee Charter at least annually and recommend any changes to the Board of Directors
 .    report its activities to the Board of Directors on a regular basis
 .    perform such other functions as the Audit Committee or the Board deems necessary or desirable

Compensation Committee

The members of the Compensation Committee are:

        John M. Pietruski (Chair)                   Thomas D. Bell, Jr.
        J. Patrick Barrett                          Jill S. Ruckelshaus

Each of the foregoing individuals is a Non-Employee Director. The principal functions of the Compensation Committee are to:

 .    review and confer on the selection and development of officers and key personnel
 .    select and recommend to the Board for approval candidates for chairman of the board and chief executive officer
 .    establish salaries for executive officers and approve salaries for other officers and key personnel

 .    approve the payment of bonuses (both discretionary and contractual) for officers and key personnel
 .    approve employment contracts and agreements for officers and key personnel
 .    recommend to the Board the establishment of employee and officer retirement, group insurance and other benefit plans
 .    approve certain modifications to employee benefit plans if the present value of all such modifications over the five calendar years after their effectiveness is not, according to actuarial estimates, greater than $10 million
 .    administer benefit plans of the Corporation that are designed to comply with the provisions of Rule 16b-3(d) under the Exchange Act
 .    perform such other related functions as are necessary or desirable

Development Committee

The members of the Development Committee are:

        M. Leanne Lachman  (Chair)                  Eric G. Johnson
        Jon A. Boscia                               Ron J. Ponder

The Development Committee generally may authorize the following transactions and expenditures having a value greater than $10 million but not more than $20 million:

 .    acquisitions or divestitures of assets, blocks of business (excluding indemnity and financial reinsurance), and equity interests in corporations, partnerships and other legal entities
 .    mergers, strategic investments and joint ventures
 .    capital commitments or expenditures for leases and asset purchases
 .    purchases by the Corporation or its affiliates of securities issued by the
     Corporation or any of its affiliates
 .    issuance of securities by the Corporation or any of its affiliates
 .    acquisitions or dispositions of information systems development projects
 .    other transactions referred to the Development Committee by the Chief
     Executive Officer

The Development Committee also may authorize capital transactions between affiliates (excluding dividends) having a value greater than $100 million but not more than $200 million.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are:

        Gilbert R. Whitaker, Jr.  (Chair)           Ron J. Ponder
        M. Leanne Lachman                           Jill S. Ruckelshaus
        John M. Pietruski

The principal functions of the Nominating and Governance Committee are to:

 .    nominate directors for election by shareholders
 .    nominate directors to fill vacancies on the Board
 .    compensate and reimburse directors
 .    establish the retirement policy and benefit plans for directors
 .    determine the size of the Board
 .    review committee appointments
 .    develop Board governance principles

Although the Nominating and Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made. Recommendations regarding director nominees to be proposed by the Board, along with relevant qualifications and biographical material, should be sent to the Secretary of the Corporation.

Director nominees to be proposed by a shareholder at a shareholders' meeting must comply with the provisions of the Corporation's Bylaws (see "Shareholder Proposals" on page 24 and Exhibit 2 on page 36).

ATTENDANCE AT MEETINGS

During 1999, the Board held 5 regularly scheduled meetings and 3 special meetings. In addition, the Audit Committee met 6 times; the Nominating and Governance Committee met 5 times; the Compensation Committee met 9 times; and the Development Committee met 5 times. All directors attended 75% or more of the aggregate meetings of the Board and Board committees which he or she was eligible to attend. The Corporation believes attendance at meetings is only one criterion for judging the contribution of individual directors, and all directors have made substantial and valuable contributions to the management of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Corporation's Compensation Committee during the 1999 fiscal year: J. Patrick Barrett, Thomas D. Bell, Jr., John M. Pietruski, and Jill S. Ruckelshaus. No member of the Compensation Committee had an "interlock" reportable under Section 402(j) of Regulation S-K, and no member was an employee, officer or former officer of the Corporation or its subsidiaries.


                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Corporation's directors, its executive officers (including all Named Executive Officers), and any persons beneficially owning more than ten percent of any class of the Corporation's equity securities (collectively, "Reporting Persons") are required to report their initial ownership of such securities (on Form 3) and any subsequent changes in that ownership (on Form 4 or 5) to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Those reports must be filed within a certain time period, and a copy of each report must be sent to the Corporation. Based solely on written representations of the Reporting Persons, and copies of the reports that were filed with the SEC, the Corporation is not aware of any failure by a Reporting Person to timely file a Section 16(a) report.


                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

Responsibilities and Composition of the Compensation Committee

The Corporation's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of Non-Employee Directors. The Committee approves all compensation plans and awards for the Corporation's executive officers. No Committee member has an interlocking or other relationship that would call into question his or her independence as a Committee member, nor has any Committee member ever served as an officer of the Corporation.

Compensation Philosophy

Compensation of the Company's executive officers is set at levels intended to:

 .    Attract and retain the most talented individuals in the financial services industry.

 .    Make base pay competitive with selected companies within the Corporation's market. To achieve this end, the Committee strives to ensure that total direct compensation will be average or below average for average or below average financial performance but will be in the top quartile for top quartile financial performance. The market to which the Committee compares compensation of the Company's executive officers includes the Peer Group companies set out in the Performance Graph on page 21, as well as other companies in the Corporation's industry.

The forms of compensation provided and the mix of those forms are designed to:

 .    Maximize the creation of long-term shareholder value. To accomplish this objective, the Committee develops executive compensation policies which are consistent with and linked to the Corporation's strategic business objectives.

 .    Provide a direct link between executive compensation and the Corporation's financial performance, appropriately balancing the rewards for short-term and long-term performance. Immediate linkage currently takes the form of annual incentive awards that are conditioned on the Corporation's Income From Operations in the year just ended.

 .    Focus management on the long-term interests of the Corporation and its shareholders. Thus for example, by utilizing similar measures both for one-year annual incentive compensation awards and for a three-year 1998-2000 Performance Cycle applicable to restricted stock awards that will vest only if the specified corporate financial targets are achieved over the three-year period, the Committee seeks to ensure that short-term gains do not come at the expense of long-term performance. These restricted stock grants, stock options that become exercisable in installments, and similar awards assure that a significant portion of compensation for executive officers is long-term and at-risk.

 .    Align the continuing financial interests of executive officers with those of shareholders. To achieve this goal, the Corporation requires officers to meet specific share ownership requirements based upon a multiple of their base salary, as set forth below:

           Title of Officer                         Multiple of Base Salary
           ----------------                         -----------------------

           Chief Executive Officer                           8 times
           President                                         7 times
           Executive Vice President or equivalent            6 times
           Senior Vice President or equivalent               4 times
           Vice President or equivalent                      2 times
           Below Vice President                              1 time

     These guidelines were established in 1993, and officers currently holding the same positions as in 1993 were to meet the guidelines no later than the end of 1998. Newly appointed officers have five years to achieve the applicable multiple. All Named Executive Officers who currently are officers of the Corporation have met or exceeded their share ownership guideline.

Compensation Methodology

Each year the Committee reviews market data and assesses the Corporation's competitive position in each component of executive compensation, including base salary and incentive compensation. The primary market comparison used by the Committee is a broad-based survey, conducted by a well-known and respected compensation consulting firm, of companies in the financial services industry. Target compensation is based on the average of actual compensation, adjusted to reflect differences in size among these companies.

The survey used by the Committee was selected primarily because the companies covered by it operate in businesses similar to the Corporation's and compete for executives with experience and skills similar to those the Corporation requires. The Committee also considered the technical competence of the survey firm. The Committee consults several additional broad-based surveys for purposes of verifying the findings of the primary survey and for a broader analysis of trends in executive compensation.

Compensation decisions regarding individual executives are also based on factors such as individual performance, level of responsibility and unique skills.

Compensation Components and Process

The primary components of executive compensation used by the Committee are:

 .    Base Pay
 .    Incentive Compensation
 .    Benefits

These components are discussed below.

Base Pay

The Corporation has established executive base pay "bands" and assigned each executive to a band of compensation based on his or her job responsibilities. The Chief Executive Officer provides compensation recommendations for each executive officer (except the Chief Executive Officer) to the Committee.

Annual base salary is designed to compensate executives for their sustained performance. Salary is based on: (1) market compensation data; (2) individual performance; and (3) increase guidelines approved by the Committee. The Committee approves in advance all salary increases for executive officers. Salaries for executive officers for 1999 were projected to be slightly below the median of the compensation peer group.

Incentive Compensation

Incentive awards comprise the largest portion of total compensation for executive officers. Currently, incentive awards are made to the Corporation's executive officers under the Lincoln National Corporation 1997 Incentive Compensation Plan (the "ICP"), which was approved by the Corporation's shareholders on May 15, 1997. The ICP provides the Committee with the authority to grant annual incentive awards, which represent a conditional right to receive cash, shares or other awards upon achievement of preestablished performance goals during the specified one-year period or "Performance Cycle." Long-term performance awards under the ICP are based upon multiple-year Performance Cycles established by the Committee. In the case of both annual and long-term incentive awards, the Committee retains discretion, even if the relevant Corporate Performance threshold is achieved, to reduce any award at the end of the relevant Performance Cycle below the maximum amount payable, and such awards also may be subject to additional criteria (e.g., continued service requirements).

Prior to the effective date of the ICP, awards were made under the Lincoln National Corporation 1986 Stock Option Incentive Plan ("Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP"). Although those plans have been terminated, awards granted prior to the termination of those plans remain outstanding in accordance with their terms.

Under the ICP, the primary forms of incentives utilized for key executives include stock options, restricted stock or restricted stock units, and cash awards. The Committee also has the flexibility to grant other equity-based awards under the ICP. In any given year, an executive may receive a combination of all or some of these incentives, depending on circumstances such as individual and corporate performance. For 1999, approximately sixty-five percent (65%) of the value of the Named Executive Officers' total compensation was variable (i.e., was tied to the performance of the Corporation and/or its common stock).

Awards under the 1999 ICP Performance Cycle were made by the Committee in March 2000 and are reflected in the Summary Compensation Table (Table C). As reported in last year's proxy statement, in March 1998, the Committee awarded shares of restricted stock to its executive officers, including the Named Executive Officers, which could vest under a three-year (1998-2000) ICP Performance Cycle. Those awards are subject to forfeiture and will vest only if the Corporation satisfies certain "Corporate Performance" criteria (based upon increases in the Corporation's Income From Operations per share during the three years) and the relevant executive also satisfies certain "continued service" criteria. As noted above, even if the Corporate Performance threshold is achieved, the Committee retains discretion to reduce any award at the end of the Performance Cycle. The number of restricted shares held by the Named Executive Officers, including those subject to the foregoing vesting requirements, are reflected in Table A ("Security Ownership of Directors, Nominees and Executive Officers") on page 26.

Stock Options: Stock option grants provide the opportunity to purchase shares of the Corporation's Common Stock at Fair Market Value (the average of the high and low trading prices on the day preceding the date of the grant). The objective of these grants is to increase the executive officers' equity interest in the Corporation and to allow them to share in the appreciation of the Corporation's Common Stock. Stock options have value for the executive officers only if the stock price appreciates in value from the date the options are granted. Stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant and have a ten-year term. The Committee has typically granted stock options each year to executive officers. Option grants are for shares of Common Stock authorized under shareholder-approved plans.

Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of shareholders. Executives who sell shares prior to reaching the share ownership guidelines (discussed above) may have future stock option awards reduced or eliminated.

In granting stock options to executive officers, including the Named Executive Officers, the Committee takes into account the executive's level of responsibility, individual contribution and appropriate total compensation relative to the market. In addition, the Committee takes into account the Chief Executive Officer's award recommendation for the Named Executive Officers. The Committee considers the amounts and terms of option grants as an important component in designing a competitive total compensation package.

Restricted Stock: Shares of restricted stock typically are restricted from sale or trade for three years after the end of the Performance Cycle for which they were granted, except in certain situations relating to retirement (with Committee consent), death, disability, termination without cause, or change of control of the Corporation. Executives may vote the shares during the period that the shares are issued but restricted and are compensated (when the restrictions lapse) for dividends that would have been paid if the shares had not been restricted. The Committee may impose additional restrictions (in addition to lapse of time) on the vesting of restricted stock awards.

Stock Units: Stock units are a form of deferred compensation, the value of which mirrors the value of a corresponding number of shares of Common Stock. Stock Units may be awarded as "restricted" stock units, similar to restricted stock awards. The "restrictions" on restricted stock units typically lapse three years from the date of grant. Stock units and restricted stock units have no voting rights and dividend equivalents are converted to additional stock units. As with restricted stock awards, the Committee may impose restrictions in addition to lapse of time on the vesting of restricted stock units.

Other Awards: The Committee also has the flexibility to grant other awards under the ICP, including bonus stock, stock appreciation rights (or "SARs"), convertible securities and cash awards.

Benefits

Benefits offered to key executives are largely those that are offered to the general employee population (with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits). In general, these benefits provide a safety net for protection against the financial catastrophes that can result from illness, disability or death.

1999 Compensation for the Chief Executive Officer

The total salary for the Corporation's Chief Executive Officer, Jon A. Boscia, for 1999 was $750,000. In March of 2000, Mr. Boscia received an award of $1,110,000 with respect to the one-year ICP Performance Cycle ended in 1999. In making decisions with respect to 1999 compensation for Mr. Boscia and his March 2000 ICP award, the Committee considered the Corporation's 1999 financial results. Excellent growth in operating income was negatively impacted by reserve strengthening in three areas - Lincoln UK, HMO excess and Unicover. The Committee also considered key strategic actions taken to build a stronger corporation for the future and to build a strong base from which to accelerate earnings growth. These actions included restructuring the organization; exiting the HMO excess business; exploring a possible exit from the UK market; focusing on talent assessment, selection and development throughout the corporation; continuing the reduction in costs associated with the CIGNA and Aetna acquired businesses; implementing successful branding initiatives; effecting a successful relocation of the corporate center to Philadelphia; and undertaking various capital management initiatives.

Impact of Tax Deduction Limitations on Executive Compensation

The Committee is responsible for addressing tax deduction limitations which make "non-performance-based" compensation to certain executives of the Corporation in excess of $1,000,000 nondeductible to the Corporation. To qualify as "performance-based" compensation, payments must be based on achieving objective performance goals established under a plan that is administered by a committee of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by shareholders and the Committee must certify that the performance goals were achieved before payments may be made.

The Committee has taken several steps to minimize the effect of these tax deduction limits on the Corporation's deduction for compensation to be paid to the Named Executive Officers listed on the Summary Compensation Table. The Stock Option Plan was amended to place maximums on the number of stock options awarded to any officer, the EVSP was approved by shareholders in 1994, and the successor ICP was approved by shareholders in 1997. Stock options awarded under the Stock Option Plan, awards paid under the amended EVSP, and amounts awarded pursuant to the ICP have generally been designed as performance-based compensation not subject to the $1,000,000 limit. In addition, for EVSP Performance Cycles that began before 1994, certain officers received awards in the form of restricted stock units under a deferred compensation arrangement designed to assure deductibility by the Corporation.

Although the plans referenced above satisfy the requirements for payments to be deductible, the Committee may make payments of compensation to executives that are not deductible in order to recognize exceptional service or to correct below market compensation. Should compliance with the $1,000,000 limit conflict with the Committee's compensation philosophy, the Committee will act in the manner it perceives to be in the best interests of shareholders. The Committee continues to monitor the level of compensation paid to executive officers in order to take any steps which may be appropriate to comply with applicable tax deduction limitations relating to executive compensation.

Conclusion

Executive compensation is designed to be linked to, and commensurate with, the Corporation's corporate performance. The Committee believes that the Corporation's performance validates the success of its compensation philosophy and that its executive compensation policies and programs serve the best interests of the Corporation and its shareholders./1/



                              John M. Pietruski, Chair
                              J. Patrick Barrett
                              Thomas D. Bell, Jr.
                              Jill S. Ruckelshaus

--------------------------------------------------------------------------------

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

The Corporation's compensation program for executive officers for the fiscal year ended December 31, 1999 consisted primarily of salaries, bonuses, and other compensation. Table C on page 28 includes information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1999, 1998, and 1997 of the Corporation's Named Executive Officers. Under SEC rules, the "Named Executive Officers" include:

 .    each person who acted as the Corporation's chief executive officer at any time during 1999,

 .    the four other most highly compensated executive officers employed by the
     Corporation (or its subsidiaries) on December 31, 1999, and

 .    up to two additional executive officers who would have been required to be listed in the Summary Compensation Table had they been employed by the Corporation (or its subsidiaries) on December 31, 1999.

LONG-TERM INCENTIVE PLANS

No awards for 1999 were made under long-term incentive compensation plans.

STOCK OPTION PLANS

Set forth in Table E on page 31 is information on grants of stock options pursuant to the ICP during fiscal year 1999 to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Table F on page 33 includes information with respect to option exercises in fiscal year 1999 and unexercised options to purchase the Corporation's Common Stock granted to the Named Executive Officers in fiscal year 1999 under the ICP and in prior years under the Stock Option Plan.

RETIREMENT PLANS

Table G on page 34 shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans

----------
/1/Pursuant to item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC"), the "Compensation Committee Report" shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934 nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Corporation under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation.

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

Certain officers of the Corporation and its subsidiaries, including all the Named Executive Officers, have entered into salary continuation agreements under the terms of the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates ("Salary Continuation Plans"). Under the Salary Continuation Plans, the amount each officer is entitled to receive upon retirement is 2% of his or her final monthly compensation multiplied by the number of years the agreement has been in effect (up to a maximum of 10% of final monthly salary), so long as the officer agrees to an exclusive consulting arrangement with the Corporation until the earlier of the waiver of such arrangement or attainment of age 65. This amount will be paid in the form of a 120-month certain and life annuity. In the event of death prior to retirement, a designated beneficiary of executives who were participating in the Salary Continuation Plans on December 31, 1991, will instead receive annual payments each equal to 25% of the employee's final annual salary until the later of the date on which the employee would have attained age 65 or the date on which a minimum of ten payments have been made. These agreements automatically terminate upon the officer's termination of service for reasons other than death, disability or retirement; except that in the event of a change in control of the Corporation, as defined in the Severance Plan (discussed below), and a subsequent voluntary or involuntary termination of the employee's employment within 2 years of the change in control, such employee shall be treated as continuing employment with the Corporation and its affiliates until age 65 at which time benefits shall begin. The Salary Continuation Plan caps compensation used to determine benefits at the greater of $200,000 or the annual base compensation in effect on December 31, 1991 for executives participating on that date. Effective December 31, 1993 the exclusive consulting arrangement was waived for Mr. Hunter.

CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to the Corporation's key executives, the Board adopted the Lincoln National Corporation Executives' Severance Benefit Plan (the "Severance Plan"). The objectives of the Severance Plan are to:

 .    attract certain qualified executives and encourage their continued
     employment in the face of an actual or threatened change of control

 .    enable such executives to help the Board assess any proposed change of control of the Corporation and advise the Board regarding whether such proposal is in the best interests of the Corporation, its shareholders, and the policyholders and customers of its affiliates without being unduly influenced by the uncertainty of continued employment

 .    demonstrate to those executives the Corporation's desire to treat them fairly

 .    provide those executives with compensation and benefits upon a change of control which are designed to ensure that expectations of the executives will be satisfied

Executives eligible for participation in the Severance Plan ("Eligible Executives") are the members of the Corporation's Senior Management Committee and other employees as determined by the Compensation Committee. All Named Executive Officers were Eligible Executives during 1999. Pursuant to the Severance Plan, the Corporation may enter into agreements (which are not employment agreements) with Eligible Executives to provide severance benefits in the event that, within three years after a change of control of the Corporation has occurred (i) the Corporation terminates their employment for any reason other than cause, death or disability, or (ii) the Eligible Executive terminates employment for good reason, such as a change in the Eligible Executive's responsibilities, a reduction in salary or benefits, or relocation. Any termination of employment by the chief executive officer or the chief operating officer during such three-year period is deemed to be for good reason under the Severance Plan.

The benefit to which an Eligible Executive would be entitled under the terms of the Severance Plan is the greater of (1) 299.9% of the Eligible Executive's average annual compensation for the period consisting of the five most recent taxable years ending before the change of control and (2) 200% of the Eligible Executive's annual compensation (including all forms of compensation reportable on a Form W-2) based on the highest amount of consideration paid during (a) the calendar year preceding termination or (b) either of the two calendar years immediately preceding the year in which the change of control occurred. In addition, an Eligible Executive would be entitled to benefits such as the continuation of certain benefits under the welfare benefit plans in which he or she participates, immediate and 100% vesting in all retirement benefits, payments with respect to incentive plans, the value of restricted stock and unexercisable stock options, relocation benefits, outplacement services and an after-tax payment to cover any excise tax and related assessments, but not regular income taxes, on amounts deemed to be "excess parachute payments" under the Internal Revenue Code of 1986, as amended (i.e., a lump sum payment in an amount sufficient, after the payment of all taxes on the lump-sum payment itself, to pay the excise tax and related assessments, if any, to which the executive becomes subject as a result of receiving the change-of-control payments). The Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Severance Plan. The Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or its affiliates.

EMPLOYMENT CONTRACTS

The Corporation has no employment agreement with any Named Executive Officer. Mr. Vaughan has a severance agreement which provides that from June 18, 1996 until the first month following his 55th birthday, if his employment is involuntarily terminated by the Corporation, he will be entitled to one year of severance pay at his then base salary. This arrangement does not apply to voluntary termination or if termination is for cause.

Mr. Shaheen entered into an Agreement, Waiver and General Release at the end of 1999 with respect to his severance of employment. On December 15, 1999, Mr. Shaheen resigned as an officer and director from all companies in the Lincoln National group in which he held a position. Under the Agreement, in January 2000, Mr. Shaheen received $1,469,000, which included all amounts due under the Severance Plan and his annual incentive award under the ICP. In addition, the Corporation agreed to pay Mr. Shaheen $1,366,700 in three equal annual installments, in lieu of any payment under the three year (1998-2000) ICP Performance Cycle. The first of these installments was paid in January of 2000. Mr. Shaheen's outstanding unvested nonqualified LNC stock options were vested and the fair market value of his 1997 restricted stock unit grant was paid to him in cash. The Corporation also agreed to provide Mr. Shaheen a pension benefit that, if commenced at age 55, would total 63% of his accrued benefit under the LNC Employees' Retirement Plan, the LNC Employees' Supplemental Pension Benefit Plan and the LNC Executives' Excess Compensation Pension Benefit Plan, and to credit him with one year and six months of additional service under these plans. In addition, Mr. Shaheen will be eligible for a 35% benefit at age 55 under the Salary Continuation Plan and an unreduced benefit at age 65. The Corporation agreed to vest Mr. Shaheen's account under the LNC Employees' Savings and Profit Sharing Plan and his related deferred compensation account. As part of the Agreement, Mr. Shaheen agreed to not release any trade or other confidential information of the Corporation.

COMPENSATION OF DIRECTORS

Compensation Philosophy

The Board considers a variety of outside sources (e.g., comparisons with peer companies and third party studies on director compensation) when determining the levels and types of compensation to be paid to directors. Of particular relevance, the Board endorses each of the six "Best Practices" recommended in the Report of the Blue Ribbon Commission on Director Compensation of the National Association of Corporate Directors. Consistent with those practices, the Board adheres to the following guidelines in establishing director compensation:

 .    a substantial portion of each director's compensation is paid in LNC Common
     Stock or stock units

 .    in order to avoid the appearance of employee-like tenure or compromised independence, directors are not eligible for defined benefit pensions

 .    directors are expected to achieve stock ownership of 5 times their annual retainer within 5 years of election to the Board

LNC pays retainer and meeting fees to Non-Employee Directors. Non-Employee Directors are also eligible to receive bonus awards and service awards or certain other retirement benefits. The Board believes that the fees of Non-Employee Directors are comparable to the fees paid to directors of similar companies.

Retainer and Meeting Fees

The Corporation pays retainer fees under the 1993 Stock Plan for Non-Employee Directors (the "Stock Plan"). Under the Stock Plan, the Corporation pays each Non-Employee Director an annual retainer of $55,000 ($18,000 in cash and $37,000 in LNC restricted stock). If a Non-Employee Director is elected to a new three-year term, the Corporation pays that director an additional $10,000 in restricted stock (rounded up to the nearest whole share). The restrictions on shares awarded under the Stock Plan will lapse on the earliest of the Non-Employee Director's death, disability, retirement from the Board at age 70 or, if specifically approved by the Board, other events of resignation or retirement from the Board. Under the Stock Plan, the Corporation also has the authority to grant stock options as part of the retainer fees, although it has not done so.

In addition to the retainer fee, the Corporation paid each Non-Employee Director $1,100 for each Board and Board committee meeting he or she attended during 1999. Committee chairpersons received an additional fee of $5,000 for their services. The Corporation also reimburses directors (and sometimes their spouses) for the reasonable travel expenses they incur when attending Board and Board committee meetings. In January 1999, John M. Pietruski was designated the "lead director" of the independent directors and was paid an additional $25,000 for his services in that regard.

Non-Employee Directors may defer the cash portion of their annual retainer and fees in stock units, as provided in the Stock Plan. When a director retires, he or she can receive the value of those units in LNC Common Stock or in cash, either in a lump sum payment or in annual installments over a period of up to fifteen years.

Bonus Awards, Service Awards and Other Benefits

Non-Employee Directors are eligible to receive Bonus Awards, Service Awards, and certain other benefits under the LNC Directors' Value Sharing Plan (the "DVSP").

Bonus Awards. In addition to annual retainer fees and meeting fees, the Non-Employee Directors participate in the DVSP. Previously, the DVSP provided for payments at the end of overlapping three-year cycles if performance goals relating to the Corporation relative to peer group companies were satisfied. In 1998, a new long-term incentive plan was developed for executives under the ICP. This long-term incentive plan has a single cycle (1998-2000). In order to more effectively align the criteria used for Directors' compensation with the criteria applicable to the compensation of the Corporation's executives, the DVSP was amended to terminate all existing performance cycles and goals and replace them with a cycle and goal which mirrors the goals under the executives' long term incentive plan under the ICP.

Service Awards. Except as discussed below under "Retirement Benefits," each Non-Employee Director receives a quarterly Service Award in the form of LNC stock units (up to a maximum of 40 Service Awards). As with Bonus Awards, Service Awards are credited to a non-qualified deferred compensation account established for each Non-Employee Director. Service Awards are based upon a formula that takes into account the Non-Employee Director's age upon election to the Board, the annual retainer and an assumed minimum return on LNC Common Stock.

Certain Death Benefits. If a Non-Employee Director was a director on January 1, 1996, he or she could choose either to receive Service Awards under the DVSP or to continue participating in the Retirement Plan (described below). However, if a Non-Employee Director has elected to receive Service Awards, but dies prior to retirement from the Board, the value of his or her Service Award account will not be less than the lump sum death benefit that would have been payable under the Retirement Plan.

Retirement Benefits

Non-Employee Directors who were directors on January 1, 1996 and did not elect
                                                                     ---
to receive Service Awards under the DVSP continue to be eligible for retirement benefits under the Retirement Plan. The annual benefit payable to a Non-Employee Director under the Retirement Plan is 0.833% of the director's retainer during the last year he or she was a director, multiplied by the number of months he or she served on the Board (up to a maximum of 120 months). A director may receive his or her retirement benefit under the Retirement Plan either in a single lump sum or in monthly payments beginning at the later of retirement from the LNC Board or age 65. If the director dies prior to the date retirement benefits start, the death benefit will be paid to his or her beneficiary. Only one director participates in the Retirement Plan. Non-Employee Directors who were first elected to the Board after January 1, 1996 have no right to retirement benefits other than Service Awards, as discussed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1999, the Corporation relocated its executive offices from Fort Wayne, Indiana to Philadelphia, Pennsylvania. In connection with that relocation (and certain other relocations of employees during 1999), affected employees were eligible for a variety of relocation-related benefits, including assistance in selling their homes and purchasing new ones and reimbursement of relocation-related expenses, such as moving expenses, the costs of temporary housing, and expenses incurred in connection with buying and selling homes.

One feature of the relocation assistance plan was a "home purchase program" pursuant to which an affected employee could sell his or her home to a third-party relocation specialist retained by the Corporation. The price at which the relocation specialist would purchase a home was generally limited to the higher of a "guaranteed offer" price (based on the average of at least two independent appraisals) or the price at which a third party buyer was willing to purchase the home during a specified period. In two cases (Jon Boscia and Michael Hemp), the homes were purchased by the relocation specialist at the actual cost of the home to the owner, which amount was audited and confirmed by an independent accounting firm. In certain circumstances, if an affected employee's home was sold to the relocation specialist for a price that was lower than the employee's actual cost (i.e., purchase price plus improvements added to tax basis), the employee would be reimbursed for the amount of the loss and would receive a tax "gross-up" in connection with such reimbursement. Once a home was purchased by the relocation specialist, the specialist would assume all responsibility for selling the home.

The following executive officers, including certain Named Executive Officers, participated in the home purchase program during 1999: Jon Boscia, Richard Vaughan, H. Thomas McMeekin, Jack Hunter, Michael Hemp, Casey Trumble, and Westley Thompson. The aggregate amount spent by the Corporation during 1999 for all employees who received benefits under relocation assistance plans was $3,612,678. Certain amounts received by Named Executive Officers in connection with the relocation are disclosed in the Summary Compensation Table (Table C).

                            COMPARISON OF FIVE-YEAR
                            CUMULATIVE TOTAL RETURN

The graph set forth below shows a five-year comparison of the yearly performance of the Corporation's cumulative total shareholder return (change in the year-end stock price plus reinvested dividends), based on a hypothetical investment of $100, with the S&P 500 Composite Index and an index of peer companies selected by the Corporation.

                                    [GRAPH]

                     1994      1995      1996      1997      1998      1999
--------------------------------------------------------------------------------
LNC                 100.00    160.15    162.56    250.01    268.44    268.94
--------------------------------------------------------------------------------
S&P 500             100.00    137.84    169.17    225.61    290.09    351.13
--------------------------------------------------------------------------------
Peer Group          100.00    134.84    168.42    256.46    318.83    283.25
--------------------------------------------------------------------------------

                    Source: Media General Financial Services

Companies in the Peer Group are as follows:

        American General Corporation         Liberty Financial Companies, Inc.
        AmerUS Life Holdings, Inc.           Nationwide Financial Services, Inc.
        Conseco, Inc.                        Reinsurance Group of America
        Equitable Companies, Inc.            Reliastar Financial Corporation
        Hartford Life, Inc.                  Torchmark Corporation
        Jefferson-Pilot Corporation

Companies in the Peer Group are publicly traded companies with business units which are considered to be significant competitors of major business units of the Corporation, and their returns have been weighted for stock market capitalization. The Performance Peer Group is the same as last year's Peer Group except for

Transamerica Corporation. Transamerica Corporation was acquired by Aegon N.V. and, therefore, is no longer part of LNC's Performance Peer Group.

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the preceding graph. The Corporation will not make or endorse any predictions as to future stock performance.


                      ITEM 2 - 2000 SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL RELATING TO TOBACCO INVESTMENTS

Catholic Healthcare West of 1700 Montgomery Street, Suite 300, San Francisco, California, is the holder of 400 shares of Common Stock and has caused the following proposal to be included in this Proxy Statement. The Corporation is not responsible for any of the contents of the language of the shareholder's proposal which is set out below between the quotation marks. The Board of Directors unanimously opposes this proposal for the reasons set forth in Management's Statement in Opposition to the Shareholder Proposal which follows the shareholder's proposal.

          "WHEREAS a July 7-9, 1995 editorial in USA Today declared:

               Here's a grubby little health-care new [sic] item: According to a commentary in the upcoming edition of the British medical journal Lancet, major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation's merchants of care are partners with the nation's merchants of death. . . . These investments grate and gall.  Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing in the source of their misery on the other is unconscionable. And hypocritical.

          - As shareholders, we are concerned about the ethical implications of investments in the tobacco industry by companies that sell life insurance, especially when they are paying out hundreds of millions of dollars to patients who are sick and dying as a result of tobacco use.
          - 1994, the Centers of Disease Control and Prevention released an article entitled, `Medical-Care Expenditures Attributable to Cigarette Smoking,
          United States - 1993.' The study found that smoking-related disease in the U.S.A. has an enormous economic impact. In 1993, it estimated that the direct medical costs associated with smoking totaled $30 billion.
          Such findings have led the State of Louisiana to add insurers to its Medicaid reimbursement litigation against the tobacco industry.
          - In 1996 the AMA called for mutual funds and health-conscious investors to refuse to own stock in tobacco companies, and for those same investors to divest from stocks and bonds in tobacco companies.
          - We believe it is inconsistent for an insurance company that sells life insurance to invest in tobacco equities and yet give preferential rates to non-smokers. Therefore we believe that the company should seriously review its stand related to these apparently contradictory positions on tobacco.

          RESOLVED: that shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of our portfolios unless it can be proven that tobacco use does not cause the illnesses and deaths that have been attributed to it. Furthermore, the company shall divest itself of all tobacco stocks by January 1, 2001.

                              Supporting Statement

          Our Company exists to help people keep healthy. We support people not using tobacco, yet have no policy against investing in companies producing its products. Allstate, Chubb, UNUM, and other companies that sell life insurance have policies and/or practices that have resulted in prohibitions or limitations on their various investments in tobacco companies. Institutions like Harvard and Johns Hopkins, as well as The Maryland Retirement and Pension Systems have divested from all tobacco stocks. As the editorial noted above concludes:
          `Insurers have a responsibility to maximize returns. But they have a responsibility to hold down costs too.' Investing in tobacco while charging premiums based in part on the cost of treating tobacco-related illness mocks that obligation. If you agree that our Company should not contribute to peoples' illness and death by investing in tobacco, please vote YES for this resolution."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO TOBACCO INVESTMENTS.

MANAGEMENT'S STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Corporation's investment operations and policies are fundamental to the Corporation's business and subject to the supervision of the Board of Directors of the relevant subsidiary and various investment committees. The Corporation's investment operations are focused upon providing customers with competitive products and shareholders with an attractive investment. In managing the Corporation's investments, management considers many factors that may affect the current and future values of portfolio investments. Social policy considerations are one of the many considerations that are taken into account in managing the portfolios.

The shareholder proposal suggests that certain social policies should be the principal factors considered in the Corporation's investment policies, limiting the role that other investment and social factors play in the Corporation's policies. The Board of Directors believes that such an approach is inconsistent with sound investment practices. In that regard, the Corporation believes that the shareholder proposal is inconsistent with the interests of the Corporation's shareholders and customers.

For these reasons, the Board recommends a vote AGAINST the Proposal and your proxy will be so voted unless you indicate otherwise on the proxy.


                                    GENERAL

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Board to be the independent auditors to audit the consolidated financial statements of the Corporation for fiscal year 2000. This firm and its predecessors has been employed by the Corporation in that capacity continuously since January 17, 1968. Representatives of Ernst & Young LLP will be present at the annual meeting of shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Corporation's 1999 consolidated financial statements.

SHAREHOLDER PROPOSALS

To Be Included in the Corporation's Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for the Corporation's 2001 annual meeting of shareholders must be received by the Corporation no later than December 4, 2000. All such proposals should be sent to the Secretary of the Corporation.

To Be Presented In-Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in the Corporation's Bylaws. Such procedures include giving notice to the Secretary of the Corporation at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and end thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or
(ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. That notice must include:

 .    the name and address of the proposing shareholder (as it appears on the
     Corporation's stock records)
 .    a brief description of the business desired to be brought before the meeting
 .    the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder
 .    a description of any interest of such proposing shareholder in the business proposed

There are additional requirements which may be applicable. The applicable bylaw requirements are set forth in Exhibit 1 on page 35.

In the case of a shareholder-proposed nominee for director, the required notice, in addition to meeting the above notice requirements, must also contain as to each such person:

 .    the name, age, business address and residence address of such person
 .    the principal occupation or employment of such person
 .    the class and number of shares of the Corporation which are beneficially owned by such person
 .    any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected)
 .    the qualifications of the nominee to serve as a director of the Corporation

The applicable Bylaw requirements regarding shareholder proposed nominees is set forth in Exhibit 2 on page 36.

In the event any such matter is not brought before the meeting in accordance with the Corporation's Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in the best interests of the Corporation. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made. Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be. There are additional requirements which may be applicable.

2000 Shareholder Proposals

Other than the shareholder proposal discussed in this Proxy Statement (see Item
2), no shareholder has raised an issue which is proper for consideration at the Annual Meeting. To the extent permissible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this Proxy Statement or for which no specific direction was given on the proxy card.

ANNUAL REPORT

The Corporation's Annual Report to Shareholders for the fiscal year 1999 has previously been mailed to shareholders of record at the relevant addresses appearing on the Corporation's stock books. A copy of the Annual Report on Form 10-K will be provided on written request and without charge to each shareholder requesting it. Write to Corporate Secretary, Lincoln National Corporation,1500 Market Street, Suite 3900, Centre Square West, Philadelphia, Pennsylvania 19102-2112.


                              For the Board of Directors,


                              /s/ C. Suzanne Womack
                              C. Suzanne Womack
                              Secretary
                              April 10, 2000



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    TABLE A

---------------------------------------------------------------------------------------------------------------------------
                                                   SECURITY OWNERSHIP OF
                                        DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
===========================================================================================================================

                     NAME                                     AMOUNT OF LNC                                  TOTAL OF LNC
                                                              COMMON STOCK             LNC STOCK                COMMON
                                                              AND NATURE OF              UNITS                STOCK AND
                                                               BENEFICIAL                                    STOCK UNITS
                                                              OWNERSHIP /1,2/
===========================================================================================================================
J. Patrick Barrett                                                       15,489           12,035                     27,524
---------------------------------------------------------------------------------------------------------------------------
Thomas D. Bell, Jr.                                                       5,889            3,130                      9,019
---------------------------------------------------------------------------------------------------------------------------
Jon A. Boscia                                                           426,422           30,599                    457,021
---------------------------------------------------------------------------------------------------------------------------
Jack D. Hunter                                                          299,581            2,974                    302,555
---------------------------------------------------------------------------------------------------------------------------
Eric G. Johnson                                                           1,733            1,373                      3,106
---------------------------------------------------------------------------------------------------------------------------
M. Leanne Lachman                                                         6,175           13,020                     19,195
---------------------------------------------------------------------------------------------------------------------------
H. Thomas McMeekin, III                                                 171,441           14,157                    185,598
---------------------------------------------------------------------------------------------------------------------------
John M. Pietruski                                                         8,539            9,165                     17,704
---------------------------------------------------------------------------------------------------------------------------
Ron J. Ponder                                                                 0                0                          0
---------------------------------------------------------------------------------------------------------------------------
Lawrence T. Rowland                                                     108,828              743                    109,571
---------------------------------------------------------------------------------------------------------------------------
Jill S. Ruckelhaus                                                        8,175              415                      8,590
---------------------------------------------------------------------------------------------------------------------------
Gabriel L. Shaheen                                                      299,095            1,748                    300,843
---------------------------------------------------------------------------------------------------------------------------
Richard C. Vaughan                                                      183,409           37,954                    221,363
---------------------------------------------------------------------------------------------------------------------------
Gilbert R. Whitaker, Jr.                                                  8,539           12,443                     20,982
---------------------------------------------------------------------------------------------------------------------------
Directors, Director Nominee(s) and Executive                          2,073,534          198,415                  2,271,949
 Officers as a group - 23 persons
---------------------------------------------------------------------------------------------------------------------------

_______________________________
/1/ Each of these amounts represents less than 1% of the outstanding shares of the Corporation's Common Stock as of March 1, 2000. As to shares beneficially owned, each person has sole voting and investment power except that the following persons each share voting and investment power with another person as to the number of shares indicated: Mr. Boscia, 29,302 shares; Mr. Shaheen, 46,646 shares; and Mr. Hunter, 524 shares (held in trust). In addition, the following persons have sole voting power (and no investment power) as to the number of shares indicated: Mr. Barrett, 4,489 shares; Mr. Bell, 4,489 shares; Mr. Boscia, 100,000 shares; Mr. Hunter, 25,000 shares; Mr. Johnson, 1,733 shares; Ms. Lachman, 4,175 shares; Mr. Pietruski, 4,539 shares; Mr. Rowland, 39,798 shares; Ms. Ruckelshaus, 4,175 shares; Mr. Vaughan, 36,000 shares; and Dr. Whitaker, 4,539 shares.

/2/ This table includes the following shares which are subject to acquisition within 60 days of March 1, 2000 by the exercise of outstanding stock options:
Mr. Boscia, 254,000 shares; Mr. Hunter, 158,138 shares; Mr. McMeekin, 111,374 shares; Mr. Rowland, 58,166 shares; Mr. Shaheen, 236,202 shares; and Mr. Vaughan, 125,898 shares.

                                    TABLE B


------------------------------------------------------------------------------------------------------------------------------------

                                                             SECURITY OWNERSHIP
                                                        OF CERTAIN BENEFICIAL OWNERS
------------------------------------------------------------------------------------------------------------------------------------

TITLE OF CLASS      NAME AND ADDRESS OF BENEFICIAL               AMOUNT AND NATURE OF BENEFICIAL                      PERCENT
                              OWNER                                         OWNERSHIP                                OF CLASS
------------------------------------------------------------------------------------------------------------------------------------

Common              The Dai-ichi Mutual Life Insurance Company  13,508,622 shares                                     7.0%
                    1-13-1 Yuraku-Cho                           [sole voting and sole dispositive power of all
                    Chiyoda-ku                                  shares]
                    Tokyo, Japan 100-84-11

------------------------------------------------------------------------------------------------------------------------------------

Common              Capital Research and Management Company     11,770,000 shares                                     6.1%
                    333 South Hope Street                       [sole dispositive power - 11,770,000;
                    Los Angeles, CA  90071                      sole voting power - 0 shares]
------------------------------------------------------------------------------------------------------------------------------------

Common              Massachusetts Financial Services            10,443,299 shares                                     5.4%
                    Company                                     [sole dispositive power - 10,443,299 shares;
                    500 Boylston Street                         sole voting power - 10,407,023 shares]
                    Boston, MA  02116
------------------------------------------------------------------------------------------------------------------------------------


The information set forth in this Table is based solely on a review by the Corporation of the filings of Schedules 13G and D filed with the Securities and Exchange Commission and provided to the Corporation by the above named beneficial owners. Information regarding the amount and nature of beneficial ownership is to the best of the Corporation's knowledge as of December 31, 1999; the percentages, however, have been calculated by the Corporation as of the record date, March 17, 2000.

                                    TABLE C

-----------------------------------------------------------------------------------------------------------------------------
                                                  SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                    LONG-TERM COMPENSATION
                                                                  -----------------------------------------------------------
                                 ANNUAL COMPENSATION                         AWARDS                        PAYOUT
-----------------------------------------------------------------------------------------------------------------------------
   (a)        (b)         (c)           (d)            (e)             (f)            (g)            (h)             (i)
                                                                                   SECURITIES
                                                  OTHER ANNUAL     RESTRICTED      UNDERLYING                     ALL OTHER
 NAME AND                                        COMPENSATION/2/ STOCK AWARDS/3/   OPTIONS/         LTIP      COMPENSATION/6/
PRINCIPAL     YEAR       SALARY       BONUS/1/         ($)             ($)           SARs/4/      PAYOUT(S)/5/       ($)
POSITION                  ($)           ($)                                           (#)            ($)
-----------------------------------------------------------------------------------------------------------------------------
JON A.
BOSCIA         1999       751,548    1,110,000          212,194        -0-             204,228        33,455           95,715
President      1998       655,769    3,624,000            --           -0-             220,000         -0-             92,904
and CEO        1997       434,094       -0-               --           -0-              52,000       787,053           50,060
of LNC

-----------------------------------------------------------------------------------------------------------------------------

GABRIEL        1999       525,000     944,0007            --           -0-             126,016        29,417/7/     2,495,471/7/
L. SHAHEEN     1998       448,116    1,150,000            --           -0-              75,562        25,443           52,897
During         1997       350,192       -0-             411,243        -0-              52,000       660,998           46,321
1999
President
and CEO
of The
Lincoln
National
Life
Insurance
Co.

-----------------------------------------------------------------------------------------------------------------------------

RICHARD        1999       468,133      253,000            --           -0-              60,000        24,579           43,445
C. VAUGHAN     1998       430,000    1,040,000            --           -0-              52,000         -0-             43,087
Executive      1997       394,076       -0-               --           -0-              52,148       594,409           47,822
Vice
President
and CFO
of LNC

-----------------------------------------------------------------------------------------------------------------------------

JACK D.        1999       411,272      272,000            --           -0-              60,548        24,774           37,592
HUNTER         1998       387,000      880,000            --           -0-              57,840        28,337           37,343
Executive      1997       367,692       -0-               --           -0-              56,928       624,313           45,623
Vice
President
and
General
Counsel
of LNC

-----------------------------------------------------------------------------------------------------------------------------

H. THOMAS
MCMEEKIN,      1999       377,846      762,000           54,393        -0-              51,416        28,420           34,215
III            1998       355,500      615,000            --         1,037,500          49,374        35,901           37,568
Executive      1997       337,846      525,000            --           300,024          48,658        10,566           38,673
Vice
President
and Chief
Investment
Officer of
Lincoln
National
Corporation


-----------------------------------------------------------------------------------------------------------------------------

LAWRENCE       1999       347,500      250,000            --           -0-          56,000             -0-         35,918
T. ROWLAND     1998       322,499      585,000            --         1,644,059      52,000             -0-         38,251
President      1997       272,653      150,000            --           125,014      53,166             -0-         35,849
of
Lincoln
National
Reassurance
Company

-----------------------------------------------------------------------------------------------------------------------------

_____________________________________________

/1/ Includes annual incentive awards for 1999, 1998 and 1997 awarded under the 1997 Incentive Compensation Plan ("ICP"). In addition to the ICP awards, the amounts shown for 1998 reflect discretionary bonuses awarded for 1998 as follows: Mr. Boscia, $124,000; Mr. Vaughan, $25,000; and Mr. Hunter, $15,000.

/2/ Perquisites and other personal benefits of the Named Executive Officers, other than Mr. Boscia and Mr. McMeekin (in 1999) and Mr. Shaheen (in 1997), did not exceed the lesser of $50,000 or 10% of the total base salary and annual bonus for the Named Executive Officers during the years reported in the table and, therefore, are not included in the table. Amounts reflected for Mr. Boscia and Mr. McMeekin for 1999 include reimbursement of moving-related expenses incurred in connection with the relocation of the Corporation's executive offices from Fort Wayne, Indiana to Philadelphia, Pennsylvania during 1999; in addition, the amount shown for Mr. Boscia reflects the difference ($141,747) between the cost to Mr. Boscia of his home and the price at which his home was sold in connection with such relocation. Amounts (if any) received by the other Named Executive Officers in connection with such relocation did not exceed the thresholds described above. Amounts in this column for Mr. Shaheen for 1997 represent compensation related to Mr. Shaheen's overseas assignment, including United Kingdom taxes ($238,750) and tax "gross-ups") ($117,058); the remaining $55,436 is attributable to related matters, including automobile reimbursements, tuition and a one-time general expense allowance relating to overseas service.

/3/ Under the ICP, the Compensation Committee has the authority to make awards based on satisfaction of certain performance criteria during specified "Performance Cycles," typically one or three years. During 1998, the Compensation Committee awarded to certain of the Named Executive Officers shares of restricted stock under the ICP relating to a 1998-2000 Performance Cycle, which shares are subject to performance-based conditions to vesting, in addition to lapse of time and/or continued service with the Corporation. Those awards were reported in last year's proxy statement. If the performance criteria related to those awards are satisfied and the shares vest, the amounts paid thereunder will be reflected in the LTIP Payout(s) column (column h). No dividends are payable on the restricted shares; however, once the restrictions lapse, a "dividend equivalency" is paid and reported in the "LTIP Payout(s)" column. The restrictions on the shares awarded under the ICP lapse on the third anniversary of January 1 of the year next succeeding the applicable performance cycle. The number and aggregate value of restricted stock holdings, including restricted stock units, of the Name Executive Officers as of December 31, 1999, are as follows: Mr. Boscia, 100,000 shares ($4,000,000); Mr. Shaheen, 63,182 shares ($2,527,280) - 50,000 of these shares were forfeited on January 3, 2000 and the remaining 13,182 shares were paid out in cash; Mr. Vaughan, 46,090 shares ($1,843,600); Mr. Hunter, 25,000 shares ($1,000,000); Mr. McMeekin,
36,006 shares ($1,440,240); and Mr. Rowland, 44,384 shares ($1,775,360).  As of
December 31, 1999, the number and value of the aggregate restricted stock holdings (including restricted stock units) of all employees of the Corporation were 843,446 shares representing a total value of $33,737,840.

/4/  Reflects the impact of a 2-for-1 stock split effected during 1999.

/5/ The awards made under the ICP for the one-year Performance Cycles that ended in 1999, 1998 and 1997 are reflected in the "Bonus" column (column b). Awards made in 1998 under the ICP for the 1998-2000 Performance Cycle are discussed in Note 3. The amounts shown in column h for 1999 and 1998 include dividend equivalencies paid in cash (or credited to the Corporation's deferred compensation plan) during 1998 with respect to restricted stock or restricted stock units which vested in 1999 and 1998, respectively. The amounts shown for 1997 include awards made under the ICP for 1997 as follows: Mr. Boscia, $726,000; Mr. Shaheen, $650,000; Mr. Vaughan, $575,000; and Mr. Hunter,
$575,000. The remaining amounts represent the dividend equivalencies paid in cash (or credited to the Corporation's deferred compensation plan) during 1997 with respect to restricted stock or restricted stock units vested in 1997.

/6/ Amounts included in the All Other Compensation column are amounts contributed or accrued for the Named Executive Officers under the Corporation's Employee's Savings and Profit-Sharing Plan, the related supplemental savings plans and the dollar value of insurance premiums paid by the Corporation. The amounts contributed to the Profit-Sharing Plan and accrued supplements for fiscal 1999 are as follows: Mr. Boscia, $44,446; Mr. Vaughan, $26,136; Mr. Hunter, $23,151; Mr. Shaheen, $30,924; Mr. McMeekin, $21,353; and Mr. Rowland, $20,249. The amounts of insurance premiums for fiscal 1999 are as follows: Mr. Boscia, $49,740; Mr. Vaughan, $15,779; Mr. Hunter, $12,851; Mr. Shaheen, $23,969; Mr. McMeekin, $11,332; and Mr. Rowland, $14,139.

/7/ "All Other Compensation" includes amounts paid or to be paid in connection with Mr. Shaheen's severance as follows: lump sum severance ($525,000); payment in settlement of amounts potentially payable under short-term ($944,000, reflected in the bonus column) and long-term ($1,366,700 payable in three equal annual installments in each of January 2000, 2001 and 2002) performance cycles under the ICP; accrued vacation ($20,192); and the value of restricted stock units held by Mr. Shaheen ($527,308).

                                    TABLE D

            Long-Term Incentive Plans -- Awards in Last Fiscal Year



There were no awards under the Corporation's Long-Term Incentive Plans during 1999. As reported in the Corporation's 1999 proxy statement, during 1998 the Compensation Committee awarded to certain of the Named Executive Officers shares of restricted stock under the ICP relating to a 1998-2000 Performance Cycle, which shares are subject to performance-based conditions to vesting, in addition to lapse of time and/or continued service with the Corporation. If the performance criteria related to those awards are satisfied and the shares vest, the amounts paid thereunder will be reflected in the LTIP Payout(s) column (column h) of the Summary Compensation Table.

                                    TABLE E

--------------------------------------------------------------------------------------------------------------
                                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE VALUE AT
                              INDIVIDUAL GRANTS                                 ASSUMED ANNUAL RATES OF STOCK
                                                                                PRICE APPRECIATION FOR OPTION
                                                                                             TERM
--------------------------------------------------------------------------------------------------------------
     (a)             (b)              (c)             (d)             (e)            (f)             (g)
                 NUMBER OF
                 SECURITIES       % OF TOTAL
                 UNDERLYING      OPTIONS/SARs
                OPTIONS/SARs      GRANTED TO      EXERCISE OR
                 GRANTED/1,2/    EMPLOYEES IN    BASE PRICE/4/    EXPIRATION
     NAME           (#)          FISCAL YEAR/3/   ($/SHARES)        DATE/5/              5%($)          10%($)
--------------------------------------------------------------------------------------------------------------

Jon A. Boscia           2,298           0.0507          40.895       05/11/99        1,139.96        2,249.56
                        1,930           0.0426          48.690       05/11/99           70.57          142.51
                      200,000           4.4156          50.830       05/12/09    6,392,733.57   16,201,015.79
                      -------           ------                                   ------------   -------------

               total  204,228    total  4.5089                                   6,393,944.10   16,203,407.86

--------------------------------------------------------------------------------------------------------------

Gabriel L.              3,996           0.0882          48.970       06/30/00       11,461.15       23,018.94
 Shaheen/6/             7,822           0.1726          48.970       06/30/00       22,434.71       45,058.60
                        2,946           0.0650          50.625       06/30/00        8,528.28       17,113.51
                        3,864           0.0853          50.625       06/30/00       11,185.77       22,446.24
                      100,000           2.2078          50.830       06/30/00      289,024.96      580,092.34
                        7,388           0.1631          51.845       06/30/00       21,460.14       43,050.35
                      -------           ------                                   ------------   -------------
                                                                                   364,095.01      730,779.98
               total  126,016    total  2.7820
--------------------------------------------------------------------------------------------------------------

Richard C.             60,000           1.3246          50.830       05/12/09    1,917,820.07    4,860,304.74
 Vaughan
--------------------------------------------------------------------------------------------------------------

Jack D.                56,000           1.2363          50.830       05/12/09    1,789,965.40    4,536,284.42
 Hunter                 4,548           0.1004          51.500       05/10/00       10,563.19       21,078.23
                      -------           ------                                   ------------   -------------

               total  60,548     total  1.3367                                   1,800,528.59    4,557,362.65
--------------------------------------------------------------------------------------------------------------

H. Thomas                 938           0.0207          47.910       05/08/01        5,028.08       10,349.36
 McMeekin, III            478           0.0105          48.970       05/11/99           33.85           66.73
                       50,000           1.1039          50.830       05/12/09    1,598,183.39    4,050,253.95
                      -------           ------                                   ------------   -------------

               total   51,416    total  1.1351                                   1,603,245.32    4,060,670.04
--------------------------------------------------------------------------------------------------------------

Lawrence T.            56,000           1.2363          50.830       05/12/09    1,789,965.40    4,536,284.42
 Rowland
--------------------------------------------------------------------------------------------------------------

_____________________________

/1/ Options granted on May 12, 1999 are exercisable starting 12 months after the grant date with respect to 25% of the shares granted and with an additional 25% of the option shares granted becoming exercisable on each successive anniversary, with full vesting occurring on the date of the first to occur of death, disability, retirement or a change of control of the Corporation.

/2/ On February 9, 1999, Mr. Boscia received a reload grant of 2,298 options in connection with his exercise of 8,000 options granted on May 10, 1989. On May 5, 1999, he received a reload grant of 1,930 options in connection with his exercise of 2,298 options granted on February 9, 1999. On April 30, 1999, Mr. Shaheen received a reload grant of 3,996 options in connection with his exercise of 8,626 options granted on May 8, 1996, and a reload grant of 7,822 options in connection with his exercise of 13,000 options granted on May 14, 1997. On May 10, 1999, he received a reload grant of 2,946 options in connection with his exercise of 7,000 options granted on May 10, 1995, and 3,864 options in connection with his exercise of 8,624 options granted on May 8, 1996. On May 18, 1999, he received a reload grant of 7,388 options in connection with his exercise of 13,000 options granted May 14, 1997. Mr. Hunter received a reload grant of 4,548 options on June 15, 1999 in connection with his exercise of 6,928 options granted on June 13, 1997. On March 5, 1999, Mr. McMeekin received a reload grant of 938 options in connection with his exercise of 3,600 options granted on May 8, 1991. On April 30, 1999, he received a reload grant of 478 options in connection with his exercise of 658 options granted August 4, 1997. Reload options are exercisable two years from the date of grant of the reload option if the fair market value of LNC stock is 125% or more of the reload option price, with earlier exercise permitted on the date of the first to occur of death, disability, retirement, one month prior to the end of the ten-year term of the initial option or a change of control of the Corporation.

/3/ The Corporation granted options representing 4,529,338 shares to employees in fiscal year 1999.

/4/ The exercise price and tax withholding obligations related to exercise may be paid by delivery of mature shares or by offset of the underlying shares, subject to certain conditions.

/5/ The options granted May 12, 1999 were granted for a term of 10 years, subject to earlier forfeiture in certain events related to termination of employment. The reload options discussed in footnote 2 above were granted for the term of the initial options, subject to earlier forfeiture in certain events related to termination of employment.

/6/ In connection with Mr. Shaheen's severance, the options held by him were vested on December 30, 1999 and were required to be exercised by June 30, 2000.

                                    TABLE F

-----------------------------------------------------------------------------------------------------------
                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------
        (a)                  (b)                (c)                             (d)
                                                                   NUMBER OF UNEXERCISED
                                                                 OPTIONS HELD AT DECEMBER 31,
                                                                            1999
-----------------------------------------------------------------------------------------------------------
                                SHARES
                               ACQUIRED
                                  ON      VALUE REALIZED
     NAME                      EXERCISE        ($)                  EXERCISABLE             UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------
Jon A. Boscia                    10,298       251,032.20                254,000                   400,000
-----------------------------------------------------------------------------------------------------------
Gabriel L. Shaheen               50,250     1,217,104.44                236,202                         0
-----------------------------------------------------------------------------------------------------------
Richard C. Vaughan                    0             0.00                125,898                   131,250
-----------------------------------------------------------------------------------------------------------
Jack D. Hunter                    6,928       122,521.68                147,750                   137,638
-----------------------------------------------------------------------------------------------------------
H. Thomas                         4,258       136,219.66                110,000                   120,312
McMeekin, III
-----------------------------------------------------------------------------------------------------------
Lawrence T. Rowland                   0             0.00                 58,166                   123,000
-----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
        (a)                              (e)
                      VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                              HELD AT DECEMBER 31, 1999/1/
------------------------------------------------------------------


        NAME                 EXERCISABLE             UNEXERCISABLE

------------------------------------------------------------------
Jon A. Boscia               4,002,620.00                429,570.00
------------------------------------------------------------------
Gabriel L. Shaheen            423,061.44                      0.00
------------------------------------------------------------------
Richard C. Vaughan          1,943,758.22                388,747.50
------------------------------------------------------------------
Jack D. Hunter              2,503,082.50                388,747.50
------------------------------------------------------------------
H. Thomas                   1,689,520.00                391,200.00
McMeekin, III
------------------------------------------------------------------
Lawrence T. Rowland           619,769.44                308,400.00
------------------------------------------------------------------




_______________________________
/1/ Based on the closing price on the New York Stock Exchange Composite Transactions ("NYSE") of the Corporation's Common Stock on December 31, 1999 ($40.00).

                                    TABLE G

-------------------------------------------------------------------------------------------------
                                        PENSION TABLE
-------------------------------------------------------------------------------------------------
                     ESTIMATED ANNUAL RETIREMENT BENEFIT FOR CREDITED YEARS OF SERVICE/1,3/
                ------------------------------------------------------------------------------
   Final            10        15        20        25        30        35        40        45
  Average          Years     Years     Years     Years     Years     Years     Years     Years
  Salary/2/
-------------------------------------------------------------------------------------------------
$   300,000      $ 49,596  $ 74,394  $ 99,192  $123,990  $148,788  $173,586  $181,086  $188,586
-------------------------------------------------------------------------------------------------
    350,000        58,096    87,144   116,192   145,240   174,288   203,336   212,086   220,836
-------------------------------------------------------------------------------------------------
    400,000        66,596    99,894   133,192   166,490   199,788   233,086   243,086   253,086
-------------------------------------------------------------------------------------------------
    450,000        75,096   112,644   150,912   187,740   225,288   262,836   274,086   285,336
-------------------------------------------------------------------------------------------------
    500,000        83,596   125,394   167,192   208,990   250,788   292,586   305,086   317,586
-------------------------------------------------------------------------------------------------
    550,000        92,096   138,144   184,192   230,240   276,288   322,336   336,086   349,836
-------------------------------------------------------------------------------------------------
    600,000       100,596   150,894   201,192   251,490   301,788   352,086   367,086   382,086
-------------------------------------------------------------------------------------------------
    650,000       109,096   163,644   218,192   272,740   327,288   381,836   398,086   414,336
-------------------------------------------------------------------------------------------------
    700,000       117,596   176,394   235,192   293,990   352,788   411,586   429,086   446,586
-------------------------------------------------------------------------------------------------
    750,000       126,096   189,144   252,192   315,240   378,288   441,336   460,086   478,836
-------------------------------------------------------------------------------------------------
    800,000       134,596   201,894   269,192   336,490   403,788   471,086   491,086   511,086
-------------------------------------------------------------------------------------------------
    850,000       143,096   214,644   286,192   357,740   429,288   500,836   522,086   543,336
-------------------------------------------------------------------------------------------------
    900,000       151,596   227,394   303,192   378,990   454,788   530,586   553,086   575,586
-------------------------------------------------------------------------------------------------
    950,000       160,096   240,144   320,192   400,240   480,288   560,336   584,086   607,836
-------------------------------------------------------------------------------------------------
  1,000,000       168,596   252,894   337,192   421,490   505,788   590,086   615,086   640,086
-------------------------------------------------------------------------------------------------
  1,050,000       177,096   265,644   354,192   442,740   531,288   619,836   646,086   672,336
-------------------------------------------------------------------------------------------------
  1,100,000       185,596   278,394   371,192   463,990   556,788   649,586   677,086   704,586
-------------------------------------------------------------------------------------------------
  1,150,000       194,096   291,144   388,192   485,240   582,288   679,336   708,086   736,836
-------------------------------------------------------------------------------------------------
  1,200,000       202,596   303,894   405,192   506,490   607,788   709,086   739,086   769,086
-------------------------------------------------------------------------------------------------

_______________________

/1/ Amounts shown reflect estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans, which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation. This table assumes retirement at age 65 (current normal retirement date), and at age 65, the following individuals will have the number of years credit service indicated: Mr. Boscia, 34; Mr. Vaughan, 24; Mr. Hunter, 40; Mr. McMeekin, 29; and Mr. Rowland, 36. For information regarding Mr. Shaheen's years of credited service, see the discussion on page 18 under the heading "Employment Contracts."

/2/ Final average salary is the average of an employee's base salary paid in any consecutive 60-month period during an employee's last ten years of active employment which produces the highest average salary. The base salary for the Named Executive Officers is reflected in Column (c) of the Summary Compensation Table on page 28.

/3/ As a result of limitations under the Internal Revenue Code, a portion of these amounts will be paid under supplemental benefit plans established by the Corporation to provide benefits (included in this table) which would exceed these limits.

                                   EXHIBIT 1

     Section 10. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 4 of this Article I. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section
10. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

                                   EXHIBIT 2

     Section 11. Notice of Shareholder Nominees. Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 10 of this Article I. Such shareholder's notice shall set forth, in addition to the information required by Section 10, as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person,
(iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder's notice of such nomination contains the information specified in this Section 11 and shall be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section 11. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                       [LOGO OF LINCOLN FINANCIAL GROUP]

              "Lincoln Financial Group" is the marketing name for
               Lincoln National Corporation and its affiliates.

(Front of Proxy Card)

                         LINCOLN NATIONAL CORPORATION
                               PHILADELPHIA, PA


     The undersigned shareholder in LINCOLN NATIONAL CORPORATION (the "Corporation"), an Indiana corporation, appoints JON A. BOSCIA, JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, PA, 10:00 a.m., local time, Thursday, May 11, 2000, or at any adjournment thereof, all the shares of stock in the Corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, revoking any proxy previously given.

     A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

     This proxy is being solicited by the Corporation's Board of Directors.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NOT DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AGAINST THE SHAREHOLDER PROPOSAL IN
ITEM 2 AND AUTHORIZATION WILL, TO THE EXTENT PERMISSIBLE, BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                (Continued, and to be Signed, on reverse side)
--------------------------------------------------------------------------------
                           /\  FOLD AND DETACH HERE /\



                           1999 Business Highlights

 .    Lincoln National Corporation (the "Corporation") moved its corporate headquarters from Ft. Wayne, IN to Philadelphia, PA on August 16, 1999.

 .    The Corporation completed a two-for-one split of its Common Stock.

 .    Income from operations for 1999, excluding special charges, increased to
     $624.9 million, or $3.12 per diluted shares. This reflects an earnings per share growth rate of 19.5% over 1998.

 .    The quarterly dividend on the Corporation's common stock was increased 5.5 percent to $.29 cents, represented the 5th consecutive year of increased dividends.

 .    1999 was our first full year of a highly visible, multi-faceted national advertising and promotional campaign. It included a variety of television and print ads targeting the super-affluent market. We achieved a significant increased in awareness among the super-affluent market and, compared to our major competitors, the largest overall increase in familiarity.

(Back of Proxy Card)

[X] Please mark your votes as in this example.

The Board of Directors recommends a vote FOR the following:     The Board of Directors recommends a vote AGAINST proposal 2.
1.  To elect directors..  [  ] For    [  ] Withheld             2.  Shareholder proposal.  [  ] For    [  ] Against    [  ] Abstain
Nominees for three-year terms expiring 2003:
01.  M. Leanne Lachman                                          3.  In their discretion, to act or vote upon other matters which may

02.  Ron J. Ponder                                              properly come before the meeting or any adjournment thereof.

03.  Jill S. Ruckelshaus

For all nominees except as noted below.
[  ] Mark here for address change and note at left.

[  ] Mark here if you plan to attend Annual Meeting.

All of the above in accordance with the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting, receipt of which is hereby acknowledged.

Signature must be that of the shareholder. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys in fact, etc. should so indicate when signing.

_________________________________

_________________________________
Signature                    Date
--------------------------------------------------------------------------------
                           /\  FOLD AND DETACH HERE /\

                         LINCOLN NATIONAL CORPORATION

   Now Offering Telephone or Internet Voting Services -- Fast and Convenient!

                      VOTE BY TELEPHONE (1-877-779-8683)

 .    Shareholders from the United States, Canada, Puerto Rico, and the U.S.
     Virgin Islands may call toll-free 1-877-779-8683.

 .    Shareholders from other locations may dial 201-536-8073.

 .    Follow the simple recorded instructions.

 .    When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

                   VOTE BY INTERNET (www.eproxyvote.com/lnc)
                                     ----------------------

 .    Shareholders with Internet access may go to http://www.eproxyvote.com/lnc.
                                                 -----------------------------

 .    Follow the simple on-line instructions.

 .    When prompted for your "Voter Control Number," enter the series of numbers printed in the box above.

--------------------------------------------------------------------------------
 Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.
       IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD.
--------------------------------------------------------------------------------